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                                                                   EXHIBIT 10.70

                     MODIFICATION AND RATIFICATION OF LEASE

This Modification and Ratification of Lease Agreement is made and entered into between Fountain Parkway, Ltd. ("Lessor") and Bollinger Industries, L.P. ("Lessee") subject to the terms and conditions of the Lease Agreement commencing the 1st day of December 1996 by and between Lessor and Lessee for and in consideration of One Dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged.

                                   WITNESSETH;

1. Lessor and Lessee hereby confirm and ratify, except as modified below, all of the terms, conditions and covenants in that certain written Lease Agreement commencing on December 1, 1996, between Lessor and Lessee for the rental of the property containing approximately 300,000 square feet.

2. Lessor and Lessee agree to modify Article 9.03 of subject Lease Agreement to accept attached Sublease Agreement between Bollinger Industries, L.P. and Directory Distributing Associates, Inc. for approximately 45,200 square feet of Leased Premises.

3. Lessee acknowledges that Lessor has no responsibility to Sublessee to perform responsibilities of Sublessor (Lessee) and Lessee affirms its obligations to fulfill responsibility for entire Leased Premises.

4.   Lessee agrees to pay leasing commissions for Sublease Agreement.

5. Lessee agrees to pay for Leasehold Improvements of Sublease Agreement and acknowledges that improvements shall remain property of Lessor.

6. As additional consideration for consenting to this Modification, Lessor and Lessee agree that the monthly base rent of subject Lease shall increase by $2,000. per month for months 66 through 89 (i.e., $48,000.) of Lease Agreement.

7. Lessor and Lessee agree that all other terms and conditions as set forth in the Lease commencing on December 1, 1996 will remain in full force and effect for this Modification and Ratification of Lease commencing on June 1, 1999.

8. This Modification and Ratification of Lease is not effective until execution by and delivery to both Lessor and Lessee.

     EXECUTED THIS 10th DAY OF MAY, 1999.

     LESSOR:   FOUNTAIN PARKWAY, LTD.
               By:  Inner Fountain, Inc. its General Partner

     BY:                 /s/ CLIFFORD A. BOOTH
               ------------------------------------------------
               By:   Clifford A. Booth, President

     EXECUTED THIS 12th DAY OF MAY, 1999.

     LESSEE:   Bollinger Industries, L.P.

     BY:       /s/ GLENN BOLLINGER
               -------------------------------------------------
               Glenn Bollinger, Chief Executive Officer
               of Bollinger Operating Corp., its General Partner